Exhibit 24.1

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Timothy Lu and Deborah Knobelman as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on the date indicated below.

Signature	Title	Date

/s/ Timothy Lu	Chief Executive Officer, President and Director (Principal Executive Officer)	August 18, 2022
Timothy Lu, M.D., Ph.D.

/s/ Deborah Knobelman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 18, 2022
Deborah Knobelman, Ph.D.

/s/ Susan Berland	Director	August 18, 2022
Susan Berland

/s/ Brenda Cooperstone	Director	August 18, 2022
Brenda Cooperstone, M.D.

/s/ Edward Mathers	Director	August 18, 2022
Edward Mathers

/s/ James J. Collins	Director	August 18, 2022
James J. (Jim) Collins, Ph.D.

/s/ Omid Farokhzad	Director	August 18, 2022
Omid Farokhzad, M.D.

/s/ David Epstein	Director	August 18, 2022
David Epstein